Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Current Report on Form 8-K dated May 9, 2012 of our report dated February 15, 2011,  relating to the combined statements of revenue and certain expenses of the STAG Contribution Group, of our report dated February 15, 2011, relating to the statement of revenue and certain expenses of the Mooresville Property, of our report dated April 4, 2011, relating to the statement of revenue and certain expenses of the Cleveland Property, of our report dated September 28, 2011, relating to the statement of revenue and certain expenses of the Lansing Property, of our report dated September 28, 2011, relating to the statement of revenue and certain expenses of the Gresham Property, of our report dated September 28, 2011, relating to the statement of revenue and certain expenses of the Hazelwood Property, and our report dated September 28, 2011, relating to the statement of revenue and certain expenses of the Louisville Property, which are included in STAG Industrial, Inc.’s Registration Statement on Form S-11 (No.333-177131).

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 9, 2012